UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by party other than the registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for use of the Commission only
(as permitted by Rule 14a-6(e)(2)).
☐ Definitive Proxy Statement

☒ Definitive additional materials.

☐ Soliciting material under Rule 14a-12.

180 LIFE SCIENCES CORP.

(Name of Registrant as Specified in Charter)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

180 LIFE SCIENCES CORP.		CONTROL ID:
REQUEST ID:

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS for the Annual Meeting of Stockholders
	DATE:	Tuesday, June 14, 2022
	TIME:	9:00 A.M. pacific time
	LOCATION:	https://agm.issuerdirect.com/atnf

HOW TO REQUEST PAPER COPIES OF OUR MATERIALS

PHONE: Call toll free 1-866-752-8683	FAX: Send this card to 202-521-3464	INTERNET: https://www.iproxydirect.com/atnf and follow the on-screen instructions.	EMAIL: proxy@iproxydirect.com Include your Control ID in your email.

This communication represents a notice to access a more complete set of proxy materials available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement is available at: https://www.iproxydirect.com/atnf

If you want to receive a paper copy of the proxy materials you must request one. There is no charge to you for requesting a copy. To facilitate timely delivery please make the request, as instructed above, before May 28, 2022.

you may enter your voting instructions at https://www.iproxydirect.com/atnf until 11:59 pm eastern time June 13, 2022.

The purposes of this meeting are as follows:

1.   To elect five Class II directors to the Board of Directors (the “Board”) each to serve a term of two years and until their respective successors have been elected and qualified, or until such directors’ resignation or removal;

2.   To Approve the adoption of the 180 Life Sciences Corp. 2022 Omnibus Incentive Plan;

3.   To ratify the appointment of Marcum LLP, as the Company’s independent auditors for the fiscal year ending December 31, 2022, and;

4.   to transact such other business as may properly come before the annual meeting.

Pursuant to Securities and Exchange Commission rules, you are receiving this Notice that the proxy materials for the Annual Meeting are available on the Internet. Follow the instructions above to view the materials and vote or request printed copies.

The board of directors has fixed the close of business on April 25, 2022 as the record date for the determination of stockholders entitled to receive notice of the Annual Meeting and to vote the shares of our common stock and preferred stock, they held on that date at the meeting or any postponement or adjournment of the meeting.

The Board of Directors recommends that you vote ‘for’ all proposals above.

Please note - This is not a Proxy Card - you cannot vote by returning this card

180 Life Sciences Corp. SHAREHOLDER SERVICES 1 Glenwood Avenue Suite 1001 Raleigh NC 27603	FIRST-CLASS MAIL US POSTAGE PAID RALEIGH NC PERMIT # 870

Time Sensitive shareholder information enclosed

IMPORTANT SHAREHOLDER INFORMATION

your vote is important